ALPS ETF Trust 1290 Broadway, Suite 1100 Denver, Colorado 80203

May 30, 2019

Dear Valued Shareholder,

Thank you for being an investor in Sprott ETFs. A special meeting of shareholders of your Fund(s) is scheduled to be held on June 14, 2019. We need your proxy vote as soon as possible to allow us to proceed with important business of the Funds.

The Special Meeting is being held to consider an Agreement and Plan of Reorganization of each of the Funds. The transfer effectively would be an exchange of your shares of the applicable Existing Fund for shares of the corresponding New Fund:

Existing Fund		New Fund
Sprott Gold Miners ETF, a series of AET	>	Sprott Gold Miners ETF, a series of SET
Sprott Junior Gold Miners ETF, a series of AET	>	Sprott Junior Gold Miners ETF, a series of SET

The proposed Reorganizations will result in a lower expense ratio, for a period of at least two years, under a new fee structure for each New Fund when compared to the corresponding Existing Fund’s expense ratio. After two years, Fund expenses would rise if Sprott Asset Management LP, the investment adviser to the New Funds, did not extend the fee waiver arrangement. In addition, shareholders should expect continuity in their investment experience because each New Fund’s investment objective and strategies, except with respect to its specific underlying index, will be substantially similar as the corresponding Existing Fund. The Funds’ Board of Trustees recommends that shareholders of each Fund has voted FOR the proposals.

For more information, please refer to the proxy statement, which can be found at proxyonline.com/docs/sprottgoldminersetf.pdf. If you have any proxy related questions, please call (800) 207-2872 for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time. We very much appreciate your attention to this matter. Please help us by casting your vote today!

Sincerely,

Sharon R. Akselrod

Secretary, ALPS ETF Trust

How do I vote?

1.    Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.    Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.    Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. We would be very grateful if you would use any one of the three voting methods listed above to ensure that your vote is recorded by or before June 14, 2018.

OBO

ALPS ETF Trust 1290 Broadway, Suite 1100 Denver, Colorado 80203

May 30, 2019

Dear Valued Shareholder,

Thank you for being an investor in Sprott ETFs. A special meeting of shareholders of your Fund(s) is scheduled to be held on June 14, 2019. We need your proxy vote as soon as possible to allow us to proceed with important business of the Funds.

The Special Meeting is being held to consider an Agreement and Plan of Reorganization of each of the Funds. The transfer effectively would be an exchange of your shares of the applicable Existing Fund for shares of the corresponding New Fund:

Existing Fund		New Fund
Sprott Gold Miners ETF, a series of AET	>	Sprott Gold Miners ETF, a series of SET
Sprott Junior Gold Miners ETF, a series of AET	>	Sprott Junior Gold Miners ETF, a series of SET

The proposed Reorganizations will result in a lower expense ratio, for a period of at least two years, under a new fee structure for each New Fund when compared to the corresponding Existing Fund’s expense ratio. After two years, Fund expenses would rise if Sprott Asset Management LP, the investment adviser to the New Funds, did not extend the fee waiver arrangement. In addition, shareholders should expect continuity in their investment experience because each New Fund’s investment objective and strategies, except with respect to its specific underlying index, will be substantially similar as the corresponding Existing Fund. The Funds’ Board of Trustees recommends that shareholders of each Fund has voted FOR the proposals.

For more information, please refer to the proxy statement, which can be found at proxyonline.com/docs/sprottgoldminersetf.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call (800) 207-2872 for assistance. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time. We very much appreciate your attention to this matter. Please help us by casting your vote today!

Sincerely,

Sharon R. Akselrod

Secretary, ALPS ETF Trust

How do I vote?

1.    Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free (800) 207-2872. Representatives are available Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

2.    Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.    Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.    Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded by or before June 14, 2018.

NOBO